Exhibit 1

Glass Lewis Recommends MGM sharEHOLDERS endorse Land and Buildings Nominee

Recommends MGM Shareholders Vote on the GOLD Proxy Card to Elect Land and Buildings Nominee Matthew Hart

Stamford, CT— (May 15, 2015) – Land and Buildings Investment Management, LLC (“Land and Buildings”) today announced that Glass, Lewis & Co., a leading independent proxy voting advisory firm, has recommended that shareholders of MGM Resorts International (NYSE:MGM) (“MGM” or the “Company”) vote on the GOLD proxy card to elect nominee Matthew Hart, saying:

  “In light of the Company's prevalent shareholder return underperformance and undervaluation relative to peers, as well as lingering concerns with respect to capital allocation, financial discipline, accountability and overall boardroom culture, we believe the Dissident has established a case for change at the board level.”
  “In our view, L&B has presented a compelling opportunity for MGM to unlock substantial value through a potential REIT conversion and additional measures which would further de-lever the balance sheet.”
  “…we believe further renewal of the MGM board will reinvigorate the boardroom culture, add a fresh perspective and provide greater assurance that all strategic alternatives are rigorously considered.”
  “We believe Mr. Hart would bring a fresh perspective and provide greater assurance that all opportunities to enhance value, including a REIT conversion, are properly evaluated by directors. We also believe his addition to the board would reinforce the Company's capital allocation discipline and bring valuable insights for MGM's operations and corporate structure going forward.”

Jonathan Litt, Founder and CIO of Land and Buildings, said, “The fact that Glass Lewis is endorsing one of our nominees sends a clear message that change is needed in the MGM boardroom in order to deliver value for all shareholders. We are extremely gratified that Glass Lewis has agreed with so many of the points we have brought to light throughout this campaign, and encourage shareholders to follow the Glass Lewis recommendation and vote on the Gold proxy card.”

To follow the Glass Lewis recommendation, MGM shareholders do not vote on the Company’s white proxy card, and vote on the GOLD proxy card to elect nominee Matthew Hart.

For additional information, please visit www.RestoreMGM.com.

About Land and Buildings:

Land and Buildings is a registered investment manager specializing in publicly traded real estate and real estate related securities. Land and Buildings seeks to deliver attractive risk adjusted returns by opportunistically investing in securities of global real estate and real estate related companies, leveraging its investment professionals' deep experience, research expertise and industry relationships.

Investor Contact:

Scott Winter / Jonathan Salzberger

Innisfree M&A Incorporated

212-750-5833

Media Contact:
Elliot Sloane / Dan Zacchei

Sloane & Company

212-486-9500

Esloane@sloanepr.com or

Dzacchei@sloanepr.com

LAND & BUILDINGS CAPITAL GROWTH FUND, L.P., LAND & BUILDINGS INVESTMENT MANAGEMENT, LLC AND JONATHAN LITT (COLLECTIVELY, "LAND & BUILDINGS") AND MATTHEW J. HART, RICHARD KINCAID AND MARC A. WEISMAN (TOGETHER WITH LAND & BUILDINGS, THE "PARTICIPANTS") FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") ON APRIL 16, 2015 A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE PARTICIPANTS' SOLICITATION OF PROXIES FROM THE STOCKHOLDERS OF MGM RESORTS INTERNATIONAL (THE "COMPANY") FOR USE AT THE COMPANY'S 2015 ANNUAL MEETING OF STOCKHOLDERS (THE "PROXY SOLICITATION"). ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE PROXY SOLICITATION BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT AND AN ACCOMPANYING PROXY CARD HAVE BEEN FURNISHED TO SOME OR ALL OF THE COMPANY'S STOCKHOLDERS AND ARE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV/. IN ADDITION, INNISFREE M&A INCORPORATED, LAND & BUILDING'S PROXY SOLICITOR, WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WITHOUT CHARGE UPON REQUEST.